EXHIBIT 99.1

ICU Medical, Inc. to Present at the ROTH 20th Annual OC Growth Stock Conference

SAN CLEMENTE, Calif., Feb. 12, 2008 (PRIME NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that it will present at the ROTH 20th Annual Growth Stock Conference to be held on February 18 - 21, 2008, at the Ritz Carlton, Laguna Niguel, California.

ICU Medical's presentation is scheduled for Wednesday, February 20, 2008 at 3:00 p. m. Pacific Time.

The presentation will be webcast live and can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, linking on the Webcast icon and following the prompts. The webcast will also be available by replay.

CONTACT:  ICU Medical, Inc.
          Francis J. O'Brien, Chief Financial Officer
          (949) 366-2183

          Integrated Corporate Relations
          John F. Mills, Managing Director
          (310) 395-1100